Exhibit 99.1

NEWS RELEASE

Contacts:	Thomas Hornish	Angie Yang
	Chief Operating Officer	PondelWilkinson Inc.
	951.699.6991, ext. 104	310.279.5967
	thornish@outdoorchannel.com	ayang@pondel.com
OUTDOOR CHANNEL HOLDINGS REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
TEMECULA, Calif. – May 6, 2008 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD), today reported financial results for its three months ended March 31, 2008.
For the 2008 first quarter, total revenues rose 5.4 percent to $11.7 million from $11.1 million in the three months ended March 31, 2007. Advertising revenue rose 18.8 percent to $7.6 million from $6.4 million in the prior-year period. Subscriber fees totaled $4.0 million for the 2008 first quarter, down 14.9 percent from $4.7 million in the same period a year ago, principally reflecting reductions in Outdoor Channel’s rate card in renewed agreements with existing service providers.
“We are pleased to see a positive trend in our advertising revenues, despite a softer than expected marketplace in the first quarter,” said Roger L. Werner, president and chief executive officer. “Improved pricing and enhanced sales force capabilities should continue to produce good results throughout the year. We also expect Outdoor Channel’s record ratings increases in recent quarters will support continued growth in this revenue category.”
Outdoor Channel achieved record ratings increases for its 2008 first quarter, with household delivery over the prior-year period up by 78 percent Monday through Sunday, 7 p.m. to 12 midnight, and up by 44 percent on Saturday and Sunday, between 6 a.m. to 7 p.m.
“We believe these encouraging ratings trends are a result of our ongoing programming improvement efforts,” Werner said.
Outdoor Channel’s fishing block, on Friday nights between 7 p.m. to 12 midnight, posted a 121 percent increase in household delivery over the first quarter of 2007. The Channel’s Sunday and Tuesday night hunting blocks also posted impressive household delivery growth between 7 p.m. to 12 midnight, boasting 67 percent and 41 percent increases, respectively, over the prior-year first quarter. The Wednesday night shooting block, between 7 p.m. to 12 midnight, increased 58 percent over the 2007 first quarter.
The company narrowed its loss from operations to $1.6 million for the 2008 first quarter from a loss from operations of $1.9 million for the prior-year period.
For the 2008 first quarter, Outdoor Channel incurred a net loss of $781,000, or $0.03 per share. In the 2007 first quarter, the company posted a net loss of $727,000, or $0.03 per share. The company posted a loss before interest, taxes, depreciation and amortization, adjusted for the effects of discontinued operations and share-based compensation expense, of $70,000 for the 2008 first quarter. This compares with earnings
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Outdoor Channel Holdings, Inc.
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before interest, taxes, depreciation and amortization, adjusted for the effects of discontinued operations and share-based compensation expense of $2.5 million in the prior-year period.
Underscoring the board and management’s confidence in the long-term prospects of Outdoor Channel, the company announced a stock buyback program during the 2008 first quarter to repurchase up to an aggregate of $10.0 million of its issued and outstanding common shares. As of May 5, 2008, 158,100 shares had been repurchased at an average per share price of $7.44.
“We continue to make progress on a number of fronts and believe Outdoor Channel is well positioned for growth in 2008 and beyond,” Werner said. “During March 2008, we renewed our distribution agreement with Charter Communications, Inc. We continue to be active in negotiations with a number of other service providers and hope these discussions will also conclude in the near term.”
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, May 6, 2008, at 2 p.m. PDT (5 p.m. EDT) to review the company’s financials and operations for its 2008 first quarter ended March 31, 2008. The call will be open to all interested investors through a live, listen-only audio web broadcast via the Internet at the investor relations section of www.outdoorchannel.com and www.earnings.com. For those who are not able to listen to the live broadcast, the call will be archived for one year at both web sites. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), Tuesday, May 13, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 20589582.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband website. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 31.4 million cable and satellite subscribers as of May 2008. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not

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Outdoor Channel Holdings, Inc.
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intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) a decrease in operating results from offering reduced subscriber fee rates, launch support fees and other incentives to grow the subscriber base; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
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OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Advertising	$7,631	$6,357
Subscriber fees	4,049	4,749

Total revenues	11,680	11,106

Cost of services:
Programming	1,923	1,471
Satellite transmission fees	626	596
Production and operations	1,861	1,370
Other direct costs	97	38

Total costs of services	4,507	3,475

Other expenses:
Advertising	538	714
Selling, general and administrative	7,617	8,200
Depreciation and amortization	615	649

Total other expenses	8,770	9,563

Loss from operations	(1,597)	(1,932)
Interest income, net	538	703

Loss from continuing operations before income taxes	(1,059)	(1,229)
Income tax provision (benefit)	(278)	(466)

Loss from continuing operations	(781)	(763)
Income from discontinued operations, net of tax	—	36

Net loss	$(781)	$(727)

Basic earnings (loss) per common share data:
From continuing operations	$(0.03)	$(0.03)

From discontinued operations	$—	$—

Basic earnings per common share	$(0.03)	$(0.03)

Diluted earnings (loss) per common share data:
From continuing operations	$(0.03)	$(0.03)

From discontinued operations	$—	$—

Diluted earnings per common share	$(0.03)	$(0.03)

Weighted average number of common shares outstanding:
Basic	27,038	25,603

Diluted	27,038	25,603

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,397	$25,260
Investment in available-for-sale securities	27,449	46,155
Accounts receivable, net of allowance for doubtful accounts	8,076	8,299
Other current assets	6,218	5,626

Total current assets	81,140	85,340

Property, plant and equipment, net	11,263	11,632
Goodwill and amortizable intangible assets, net	43,385	43,473
Investment in auction-rate securities	5,115	—
Deferred tax assets, net	9,605	9,326
Deposits and other assets	1,870	1,930

Totals	$152,378	$151,701

Liabilities and Stockholders’ Equity

Current liabilities	$5,409	$4,833
Long-term liabilities	265	291

Total liabilities	5,674	5,124

Total stockholders’ equity	146,704	146,577

Totals	$152,378	$151,701

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense:

	Three Months Ended
	March 31,
	2008	2007
Net income (loss)	$(781)	$(727)

Add/Subtract:

Interest income, net	538	703
Income tax (benefit)	(278)	(466)
Depreciation and amortization	615	649

EBITDA	$(982)	$(1,247)

Adjusted for:

Income from discontinued operations, net of tax	—	36

EBITDA as adjusted for discontinued operations, net of tax	(982)	(1,283)

Adjusted for:

Shared-based compensation expense	912	3,780

EBITDA as adjusted for discontinued operations, net of tax and share-based compensation expense	$(70)	$2,497

Summary of Cost of Services
Share based compensation expense	$98	$(9)
Cost of Services	4,409	3,484

Total Cost of Services	$4,507	$3,475

Summary of Selling, general and administrative
Share based compensation expense	$814	$3,789
Selling, general and administrative	6,803	4,411

Total Selling, general and administrative	$7,617	$8,200